EXHIBIT 21


                             CT COMMUNICATIONS, INC.
                                AND SUBSIDIARIES

                           Subsidiaries of the Company

                                                             State of
                       Name                                 Incorporation
                     --------                              ---------------
   The Concord Telephone Company                             North Carolina
   CTC Long Distance Services, Inc.                          North Carolina
   CT Cellular, Inc.                                         North Carolina
   Carolina Personal Communications, Inc.                    North Carolina
   CT Wireless Cable, Inc.                                   North Carolina
   CTC Exchange Services, Inc.                               North Carolina
   CT Global Telecommunications, Inc.                        Delaware
   CTC Internet, Inc.                                        North Carolina
   CT Communications Northeast Trust                         Massachusetts
   CT Communications Northeast, Inc.                         Massachusetts